EXHIBIT 99.1

PRESS RELEASE	OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE	CONTACT:
October 27, 2006	CHRISTINE M. RUSH
CHIEF FINANCIAL OFFICER
(301) 430-2544

OLD LINE BANCSHARES, INC.’S NINE MONTH NET INCOME RISES 60.75 PERCENT

BOWIE, MD. (NASDAQ CAPITAL MARKET: OLBK)-James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc., the parent company of Old Line Bank, reported that net income was $1,206,819 or $0.28 basic and diluted earnings per common share for the nine month period ending September 30, 2006. This represented an increase of $456,064 or 60.75% compared to net income of $750,755 or $0.35 basic and diluted earnings per common share for the same period in 2005. The 2,096,538 additional shares issued during the capital offering in October 2005 negatively impacted earnings per share. Net income for the three month period ended September 30, 2006 increased $135,353 or 48.12% to $416,624 compared to $281,271 for the same period in 2005. Total assets were $180.2 million on September 30, 2006. This represented an $11.2 million or 6.63% increase over the December 31, 2005 level of $169.0 million.

Mr. Cornelsen stated: “I am pleased to report continuing strong financial performance for the first nine months and the third quarter of 2006. On July 10th, we moved into our new corporate headquarters and opened our 5th branch location at 1525 Pointer Ridge Place, Bowie, Maryland. In July, we also hired Wendi M. Williams as Vice President of Business Development. In August, we hired Ed Harrington as Vice President of Commercial Lending. Mr. Harrington has over 30 years of lending experience and is a significant enhancement to our lending team. We anticipate, his expertise and market knowledge will allow us to expand our presence into southern Montgomery County and the District of Columbia.

As a result of these investments in infrastructure during the third quarter, we had an approximately $140,000 increase in occupancy and related expenses and we incurred an additional $40,000 in expenses associated with the move. In spite of these increases in expenses, we are able to report a 60.75% increase in net income for the nine months and a 48.12% increase in net income for the three months ended September 30, 2006.

This exemplary performance is primarily attributable to our success in increasing interest and noninterest revenue. Because of the hard work and dedication of the team of lenders located in the College Park office that we opened in August 2005, and the efforts of the rest of our staff, we have seen 31.47% or $32.8 million of growth in loans since December 31, 2005. At September 30, 2006, the loan portfolio was $137.1 million compared to $104.2 million at December 31, 2005. We have accomplished this growth while maintaining sound risk management practices. As a result, asset quality remains excellent and we ended the quarter with no loans 90 days past due or non-performing. The allowance for loan losses was $1.2 million or 0.91% of gross loans at September 30, 2006, compared to $954,706 or 0.91% of gross loans at December 31, 2005. The continued deployment of the offering proceeds into loans, coupled with rising interest rates and a favorable deposit mix, improved our net interest margin from 3.90% for the nine months ended September 30, 2005 to 4.33% for the nine months ended September 30, 2006.

Our biggest challenge during the third quarter was growing deposits. Because of the slowdown in sales of homes in our primary market area during the third quarter, we experienced declines in balances in title company and real estate related business accounts relative to the second quarter.

The marine division that we established in February 2005 increased its broker origination fees $193,443 during the nine month period and $26,717 for the three month period ended September 30, 2006. Pointer Ridge, a real estate LLC in which we have a 50% investment, has leased 95% of the building it owns and our earnings on this investment were approximately $77,000 during the nine and three month period.”

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank also operates from a branch in Bowie, Maryland, two branches in Waldorf, Maryland and two branches in Prince George’s County, Maryland. Its primary market area is the suburban Maryland (Washington, D.C. suburbs) counties of Prince George’s, Charles and northern St. Mary’s. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts constitute “forward-looking statements” as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates” or similar terminology. These forward-looking statements may include, among others, statements regarding future growth. Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to: changes in our competitive environment; unanticipated changes in Old Line Banchshares, Inc.’s business or operations that require us to re-direct our focus and resources to other areas of our business than currently planned; changes in regulatory requirements and/or restrictive banking legislation that may adversely affect Old Line Bancshares, Inc. and changes in economic, governmental, technological and other factors which may affect Old Line Bancshares, Inc. specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information regarding risks and uncertainties that could affect forward-looking statements Old Line Bancshares, Inc. may make, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission available at www.sec.gov.

Old Line Bancshares, Inc. & Subsidiary Consolidated Balance Sheets

Assets
	September 30, 2006	December 31, 2005
	(Unaudited)
Cash and due from banks	$3,490,988	$4,387,676
Federal funds sold	11,585,646	35,573,704
Total cash and cash equivalents	15,076,634	39,961,380
Investment securities available for sale	14,609,694	13,926,111
Investment securities held to maturity	2,802,591	2,203,445
Loans, less allowance for loan losses	137,055,283	104,249,383
Restricted equity securities at cost	1,575,550	1,102,750
Investment in real estate, LLC	914,964	837,436
Bank premises and equipment	3,579,244	2,436,652
Accrued interest receivable	739,585	504,299
Deferred income taxes	185,933	200,663
Bank owned life insurance	3,424,702	3,324,660
Other assets	276,379	281,045
	$180,240,559	$169,027,824

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing	$31,704,955	$30,417,858
Interest bearing	98,719,915	89,253,741
Total deposits	130,424,870	119,671,599
Short-term borrowings	9,191,629	9,292,506
Long-term borrowings	5,000,000	6,000,000
Accrued interest payable	427,994	336,868
Income tax payable	206,168	86,151
Other liabilities	466,927	124,873
	145,717,588	135,511,997

Stockholders' equity
Common stock, par value $0.01 per share, authorized 15,000,000 shares in 2006 and 5,000,000 shares in 2005; issued and outstanding 4,250,098.5 in 2006 and 4,248,898.5 in 2005	42,501	42,489
Additional paid-in capital	31,828,570	31,735,627
Retained earnings	2,837,891	1,992,301
	34,708,962	33,770,417
Accumulated other comprehensive income	(185,991)	(254,590)
	34,522,971	33,515,827
	$180,240,559	$169,027,824

Old Line Bancshares, Inc. & Subsidiary
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005
Interest revenue
Loans, including fees	$2,467,945	$1,520,876	$6,418,661	$4,109,013
U.S. Treasury securities	31,899	31,899	95,239	95,238
U.S. government agency securities	65,658	58,586	183,035	177,949
Mortgage backed securities	15,936	20,071	50,005	66,040
Tax exempt securities	27,509	28,099	83,601	85,767
Federal funds sold	190,922	128,607	952,888	309,596
Other	20,556	10,365	59,303	35,192
Total interest revenue	2,820,425	1,798,503	7,842,732	4,878,795

Interest expense
Deposits	786,304	489,686	2,136,419	1,228,881
Borrowed funds	145,822	90,210	374,763	232,721
Total interest expense	932,126	579,896	2,511,182	1,461,602
Net interest income	1,888,299	1,218,607	5,331,550	3,417,193
Provision for loan losses	26,000	40,000	296,000	165,000
Net interest income after provision for loan losses	1,862,299	1,178,607	5,035,550	3,252,193

Non-interest revenue
Service charges on deposit accounts	67,339	62,237	195,693	179,740
Marine division broker origination fees	71,828	45,111	263,611	70,168
Investment in real estate, LLC	77,528	-	77,774	-
Other fees and commissions	105,361	77,540	248,930	197,698
Total non-interest revenue	322,056	184,888	786,008	447,606

Non-interest expenses
Salaries	713,357	524,764	1,988,168	1,354,774
Employee benefits	202,888	89,679	548,661	237,335
Occupancy	194,081	59,563	324,808	168,544
Equipment	61,232	27,993	125,842	81,236
Data processing	47,824	32,299	122,532	95,382
Other operating	315,172	212,059	886,485	617,608
Total non-interest expenses	1,534,554	946,357	3,996,496	2,554,879
Income before income taxes	649,801	417,138	1,825,062	1,144,920
Income taxes	233,177	135,867	618,243	394,165
Net Income	$416,624	$281,271	$1,206,819	$750,755

Basic earnings per common share	$0.10	$0.13	$0.28	$0.35
Diluted earnings per common share	$0.10	$0.13	$0.28	$0.35